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                                                                  Exhibit 24.1.1

                               POWER OF ATTORNEY


     I do hereby constitute and appoint Kevin A. Landgraver and Charles L. Terribile, or any of them, my true and lawful attorneys and agents, to do any and all acts and things in my name and on my behalf in my capacity as director of Collegiate Funding Service, Inc., a Delaware corporation, and to execute any and all instruments for me and in my name in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Amendment No. 5 to the Registration Statement of Form S-1 (Registration No. 333-114466), including specifically, but without limitation, power and authority to sign for me in my name in the capacity indicated below, any and all further amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and I do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of July, 2004.


                                        /s/ Kenneth M. Duberstein
                                        ----------------------------------
                                        Name: Kenneth M. Duberstein
                                        Title: Director